AGREEMENT FOR PURCHASE AND SALE OF STOCK
       AND AGREEMENT FOR PURCHASE OF COMMERCIAL REAL ESTATE

	THIS AGREEMENT FOR PURCHASE AND SALE OF STOCK AND AGREEMENT FOR PURCHASE OF COMMERCIAL REAL ESTATE, made and entered into on September
30, 1998, by and between Chronicle Communications, Inc., a Georgia corporation, (the "Buyer"), and Kenneth W. McCleave and James G.
Marcus (together, the "Sellers").
W I T N E S S E T H :
	WHEREAS, the Sellers own and desire to sell to the Buyer all of the issued and outstanding common stock of Bright Now, Inc., a Florida corporation (the "BN Stock"), of Southern Paper Converters, Inc., a
Florida corporation (the "SPC Stock") and of Double M Group, Inc., a
Florida corporation ("MM Stock") the BN Stock and the SPC Stock together the "Stock"), the Stock being all of the issued and outstanding equity securities of Bright Now, Inc. ("BN"), Southern
Paper Converters, Inc. ("SPC") and of Double M Group, Inc. ("MM"), respectively; and
	WHEREAS, BN is engaged in the business of printing and
publishing; and
	WHEREAS, SPC is engaged in the business of recycling waste
paper, primarily damaged rolls of newsprint; and
	WHEREAS, MM may own certain equipment and may have an equitable claim on certain commercial real estate on the Plant, as identified below; and
	WHEREAS, the Sellers own commercial real estate used in the
business of BN and SPC, the street address of which is 2601 2nd
Avenue, Tampa, Florida (the "Plant"); and
	WHEREAS, the Buyer is engaged in the publication of specialty newspaper and shopper products; and
	WHEREAS, the Buyer desires to purchase all of the Stock and the
Plant from the Sellers;
	NOW, THEREFORE, in consideration of the premises herein before set forth, the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, as follows:
ARTICLE I
PRELIMINARY MATTERS
	Section 1.01.  Recitals.  The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.
	Section 1.02.  Exhibits and Schedules.  Exhibits (which are
documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring its delivery) and
Schedules (which are documents setting forth information about the party identified as delivering the schedules) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.
	Section 1.03. Use of words and phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable.  The words "herein," "hereby," "hereunder," "hereof,"
"herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof.  The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.
	Section 1.04.  Accounting terms.  All accounting terms not
otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles ("GAAP") unless specifically referenced to regulatory accounting principles.
	Section 1.05.  Calculation of time lapse or passage; Action
required on holidays.  When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the term
"calendar year" shall mean the actual calendar year period.  If any calendar day on which action is required to be taken or payment is required to be made under this Agreement is not a business day (a day on which national banks are open for business), then such action or payment shall be taken or made on the next succeeding business day.
	Section 1.06.  Use of titles, headings and captions.  The
titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions.
ARTICLE II
TERMS OF THE TRANSACTION
	Section 2.01.	 Agreement to sell.  The Sellers agree to sell
the Stock and the Plant to the Buyer for an aggregate purchase price of Four Hundred Thousand Dollars ($400,000) apportioned among the
Stock and the Plant, as follows:
	(a)  Bright Now Stock-$100.00;
	(b)  SPC Stock-$100.00; and
	(c)  MM Stock-$100.00; and
	(d)  Plant-$399,700.
The purchase price will be paid as provided in Section 2.03.
	Section 2.02.  Agreement to purchase.  The Buyer agrees to
purchase the Stock and the Plant from the Sellers for an aggregate price of Four Hundred Thousand Dollars ($400,000), apportioned as stated in Section 2.01 and paid as provided in Section 2.03.
	Section 2.03.  Form of payment of the purchase price.  The
purchase price for the Stock and for the Plant to be paid by the Buyer and accepted by the Sellers will be paid in shares of the Buyer's common stock (the "Chronicle Stock"), the number thereof to be determined by dividing the aggregate purchase price of the Stock and
Plant by the average of the closing asked quotation(s) for Chronicle's shares on the OTC Bulletin Board over the five day period ending the day prior to the Closing.
	Section 2.04.  Special provisions for sale and purchase of the
Plant.  Attached hereto as Exhibit "A" are special provisions for the sale and purchase of commercial real estate, which shall apply to the purchase and sale of the Plant.
	Section 2.05.  Press releases.  Not later than the date the
Buyer is required to file and does file a report pursuant to the requirements of the Securities Exchange Act of 1934, as amended, reporting the proposed transaction contemplated by this Agreement, the
Buyer will issue a press release announcing the transaction, summarizing its pertinent terms and providing such other information as the parties may mutually agree.  Following the Closing, the Buyer will issue a press release announcing the consummation of the transaction contemplated by this Agreement.
	Section 2.06.  Transaction costs.  Each party will pay all costs and expenses which it or he incurs in connection with this Agreement and the transactions contemplated hereby.
ARTICLE III
CLOSING OF THE TRANSACTION
	Section 3.01.  Location, date and time of the Closing.  The
Closing of the transaction herein contemplated shall take place at
10:00 o'clock a.m., local time, on September 30, 1998 at the offices of Jackson L. Morris, Esq., subject to the satisfaction of the conditions to Closing set forth in Section 3.02.
	Section 3.02.	Sellers' obligations at Closing.  At the
Closing, the Sellers will deliver to Buyer:
	(a) The Stock and separate stock powers for each certificate thereof duly executed in blank for transfer;
	(b)  Employment agreements;
	(c) Joint certificates by the Sellers and Officers' Certificates of BN, of SPC and of MM, in the form of Exhibit "B".
	(d)  Resignations of BN's, of SPC's and of MM's directors and officers.
	(e) A Florida statutory general warranty deed for the Plant, transferring title thereto to a corporation designated by the Buyer as the Buyer's assignee of this Agreement with respect to the sale and purchase of the Plant.
	(f) Buyer's title insurance for the plant insuring title to the Plant in the amount of $399,700 plus the outstanding balance of principal and interest on the mortgage note incumbering the Plant.
	Section 3.03. Buyer's obligations at Closing. At the Closing, Buyer shall execute and/or deliver or cause to be delivered:
	(a) Certificates aggregating the number of shares of Chronicle Stock computed as provided in Section 2.03, issued and registered in the names of the Sellers or their nominees, the number of shares issuable to each of the Sellers as specified in writing to the Buyer not less than forty-eight hours before the Closing.
	Section 3.04.  Closing memorandum and receipts.  As evidence that all parties deem the Closing to be completed and the transactions contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a memorandum acknowledging such completion and consummation.  The party receiving any consideration or stock under this Agreement will execute and deliver a receipt(s)
therefore to the party giving the consideration or stock.
	Section 3.05.  Waiver of conditions.  Notwithstanding Section
11.03, any condition to the Closing to the benefit of any party which is not satisfied prior to or at the Closing will be deemed to be waived by that party or satisfied by virtue of that party executing the Closing memorandum, excepting such conditions or other matters identified in the Closing memorandum which are required to be satisfied after the Closing.
	Section 3.06.  Further assurances.  At any time and from time to time after the Closing, at the reasonable request of any party and without further consideration, any other party(ies) shall execute and deliver such other instruments and documents as the requesting party may deem reasonably desirable or necessary to complete the
transactions contemplated by this Agreement.
	Section 3.07. Conditions precedent to Buyer's obligations. All obligations of the Buyer hereunder are subject, at the option of the
Buyer, to the fulfillment of each of the following conditions at or prior to the Closing, and the Sellers shall exert their best efforts to cause each such condition to be fulfilled by them or by the respective issuers of the Stock, as the case may be:
	(a) All representations and warranties of the Sellers contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the date of the
Closing, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.
	(b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by the Sellers at or before the
Closing shall have been duly and properly performed in all material respects.
	(c) There shall be delivered to the Buyer a certificate executed by the Sellers and certificate(s) executed by the President and Secretary of each of the respective issuers of the Stock, dated the date of the
Closing, certifying that the conditions set forth in paragraphs (a)
and (b) of this Section 3.07 have been fulfilled.
	(d) All documents required to be delivered to the Buyer at or prior to the Closing shall have been so delivered.
	(e) The Sellers shall have obtained written consents to the transfer or assignment to the Buyer of Stock where the consent of any other party may, in the opinion of the Buyer's counsel, be required for such assignment or transfer.
	(f) None of the assets or business of either BN or SPC shall have suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on their respective businesses and operations.
	(g) The Buyer shall have obtained funding for payment of its own and of BN's and SPC's liabilities and for operating capital, which is reasonably acceptable to the Buyer in its sole judgment.
	(h) Defense of the suit by Rudolph Holloway against BN shall be in a posture acceptable to the Buyer in its sole discretion.
	(i) The Plant's mortgagee shall have granted any extension or forbearance to initiation of an action in foreclosure.
	Section 3.08. Conditions precedent to the Sellers' obligations. All obligations of the Sellers at the Closing are subject, at the option of the Sellers, to the fulfillment of each of the following conditions at or prior to the Closing, and the Buyer shall exert its best efforts to cause each such condition to be so fulfilled.
	(a) All representations and warranties of the Buyer contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.
	(b) All obligations required by the terms of this Agreement to be performed by the Buyer at or before the Closing shall have been duly and properly performed in all material respects.
	(c) There shall be delivered to the Sellers a certificate executed by the President and Secretary of the Buyer, dated the date of the
Closing, certifying that the conditions set forth in paragraphs (a)
and (b) of this Section 3.08 have been fulfilled.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTIES
	Section 4.01. The Sellers' representations and warranties. The Sellers, jointly and severally represent and warrant to the Buyer that
(the "Company" in this Section 4.01 referring to BN, to SPC and to MM, respectively):
	(a)  The Company is a duly incorporated and existing corporation under the laws of its state of incorporation, it is subject to administrative dissolution by such state for failure to pay its corporate franchise fee due June 30, 1998, except that MM has been administratively dissolved for such reason in 1997, it has not formally organized by action of its incorporator and initial board of directors, nor have any records of approvals by its stockholders and directors been prepared, maintained or preserved; provided, however, that by virtue of both stockholders and directors being employed in the day-to-day business of the Company, all actions taken and transactions entered into by the Company have been in fact approved by the assent thereto of the stockholders or the directors, or both, as may have been required.
	(b)  The Company has the power, subject to dissolution as noted
above, to conduct its business as it is now being conducted and to own and lease its assets and properties shown on its most recent balance sheet and used in the conduct of its business, all of such assets and properties being used in and necessary for the conduct of the
Company's business.
	(c)  This Agreement has been duly and validly executed and
delivered by the Sellers and constitutes the legal, valid and binding obligation of each of the Sellers enforceable against each of them severally in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency and other laws of, relating to or affecting creditors rights generally and to general equitable principles.
	(d) The execution of this Agreement and consummation of the transaction contemplated hereby does not conflict with and will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental
regulation, permit or authorization by the Company or by either of the
Sellers or in the loss, forfeiture or waiver of any rights or franchise owned by the Company, from which the Company benefits or which is desirable in the conduct of the Company's business, except possibly a due on sale clause in the mortgage encumbering the Plant, which is in default at the date hereof and for which the Buyer will have obtained a n extension or forbearance of foreclosure prior to the
Closing.
	(e)  The Company's authorized capital is as set forth in its
Articles of Incorporation, none thereof having been issued, but when issued and delivered to the Sellers will be validly issued, fully paid and nonassessable, all of which will be legally and beneficially owned by one or both of the Sellers and none of which are subject to any liens, claims, encumbrances or restrictions of any kind.
	(f)  Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United
States of America or any state or subdivision  thereof or any self-
regulatory body to which the Company is or the Sellers, or either of them, are subject is required in connection with the execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby, with the possible exception of approval by BN's first mortgage lender.
	(g)  The information the Sellers have delivered to the Buyer relating to the Company, its business, its operations and its prospects (financial and otherwise) was on the date reflected in each such item of information accurate in all material respects and such information at the date hereof taken as a whole provides full and fair disclosure of all material information relating to the Company, its business, its operations, its financial condition and its prospects
(financial and otherwise) and does not contain any untrue statement of material fact (which is not corrected by subsequent information) or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
	(h)  The Company has conducted its business in the ordinary
course for the last three years.
	(i)  Neither the Company nor any employee, to the Sellers'
knowledge, has within the past five years given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental officer, employee, elected official or other person who is or may be or have been in a position to help or hinder the Company's business which is likely subject the Company to damage or penalty in civil, criminal or governmental litigation or proceedings.
	(j)  The Stock, when issued and delivered, will be the only
equity securities of the Company issued and outstanding, there being no other equity securities of the Company issued and outstanding, no authorizations in effect or, upon a specified event, with the lapse of time or otherwise, to take effect for the issue of additional shares of  the Company's equity securities, no obligations outstanding convertible into equity securities of the Company, no options, warrants, rights similar instruments outstanding pursuant to which the holder has a right to demand and receive the issuance of the Company's equity securities and no stock appreciation rights or phantom stock of the Company held by any person or to which any person has a claim.
	(k)  The Company's financial statements at and for the years ended August 31, 1996 and 1997, and the financial information subsequent to the date of the later financial statements delivered to the Buyer fairly present the financial condition of the Company at the dates and the results of operations for the periods indicated and, except as disclosed in the notes thereto or identified in writing to the Buyer, the Company does not have any contingent, undisclosed or hidden liabilities.
	(l)  The Company has, and the Sellers with respect to the Plant have, good, marketable and insurable title to all of the properties and assets which it owns or they own and which are used in the
Company's business or purports to own, including, without limitation, those reflected in its books and records and in the most recent balance sheet delivered to the Buyer, both tangible and intangible, trademarks, trade names, copyrights and other intellectual properties (excluding inventory sold after the most recent balance sheet date in the ordinary course of business), excepting only those properties and assets subject to operating leases disclosed in Schedule "A" and a forty inch Harris sheet fed press located at the Plant. None of the properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except (i) a mortgage to Barnett Bank covering the Plant and equipment situated therein and a mortgage to Second 26 Corporation covering the
Plant, (ii) as expressly set forth in the notes to the Company's financial statements as securing specific liabilities or subject to specific capital leases or (iii) those imperfections of title and encumbrances, if any, which (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties or assets subject thereto, (B) do not interfere with either the present or continued use of such property or assets or the conduct of the Company's normal business operations and (C) have arisen only in the ordinary course of business.  All of the properties and assets owned, leased or used by the Company are sold "as is, where is".
	(m) All of the contracts, agreements, leases, licenses and commitments of the Company (other than those which have been fully performed), copies of all of which have been delivered to the Buyer, are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as set forth in Schedule
"B", there is not thereunder any existing breach or default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to the
Company's business, properties, assets, earnings or prospects
(financial and otherwise) or either before or after the Closing, likely to result in any material loss or liability.
	(n) Except as set forth in Schedule "C" (copies of items listed therein have been delivered to the Buyer), there is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or to the Company's or the Seller's knowledge threatened, against or relating to the Company, its directors, officers or employees, it properties, assets or business or the transaction contemplated by this Agreement and neither the Company knows nor the Sellers know or has any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination.
	(o)  Except as set forth in Schedule "D", all taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees' income withholding and social security taxes, imposed by the United States or any state,
municipality, subdivision or authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all related tax returns and reports required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by the Company with respect to employees' withholding and social security taxes have been made.  The Company is not and, other than filing delinquency, has no reason to believe that it will be the subject of an audit by any taxing authority.  There is not now in force any extension of time with respect to the date when a tax return was or is due to be filed, except for federal income tax return for 1997, or any waiver or agreement by the Company for the extension of time for the assessment of any tax and the Company is not a "consenting corporation" within the meaning of Section 341(f)(1) of the Internal Revenue Code of 1986,
as amended; ("Code") and BN has not and SPC and MM have elected to be treated as an "S corporation" under the Code.  All workers'
compensation, disability and similar items due and payable under any governmental program have been paid.
	(p)  The Company does not have any employee benefit, pension or profit sharing plan subject to ERISA and no such plan to which the
Company is obligated or required to make contributions.
	(q)  None of the Company's employees are represented by a
collective bargaining agent or subject to a collective bargaining agreement and the Company considers its relations with its employees as a whole to be good.  The Company has disclosed to the Buyer all employee salary, compensation and benefit agreements and no employee has a written employment agreement.
	(r)  Except for the Sellers' guarantee of the mortgage note to
Barnett Bank, no person has guaranteed any obligation of the Company and the Company has not guaranteed the obligation of any other person.
	(s)  The Company has made no offers and sales of securities
during the most recent two years other than the offer thereof to the
Sellers.
	Section 4.02.  The Buyer's representations and warranties.  The
Buyer represents and warrants to the Sellers that:
	(a)  The Buyer is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation and has full corporate power to execute and deliver this Agreement and to authorize the issuance of and deliver the Chronicle Stock which, when issued, will in form comply with the applicable laws of the Buyer's state of incorporation.
	(b)  This Agreement has been duly and validly authorized,
executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.
	(c)  The Chronicle Stock, when issued by the Buyer,
authenticated and delivered by its transfer agent, to the Sellers against delivery of the Stock and the warranty deed to the Plant will be duly and validly authorized, validly issued and fully paid and nonassessable.
	(d)  Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United
States of America or any state thereof is required in connection with the execution and delivery of this Agreement by the Buyer and the consummation of the transactions contemplated hereby.
	(e)  The Buyer's Prospectus dated September 23, 1998 (contained in Amendment No. 1 to Registration Statement No. 333-63143 filed with the U.S. Securities and Exchange Commission), which the Buyer has delivered or hereafter delivers to the Sellers was or will be, on the date reflected in each such item and as of the date hereof, accurate in all material respects and such information at the date hereof as a whole does not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Buyer's executive offices and production facility are subject to foreclosure sale on October 6, 1998.
	Section 4.03. Nature and survival of representation and warranties. All statements of fact contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of the Sellers, of BN, of SPC and of MM or the Buyer and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by the Sellers, by BN, by SPC and by MM, respectively, and made by the Buyer to each other under this Agreement.  All representations and warranties of the parties shall survive the Closing and all inspections, examinations or audits on behalf of the parties;
provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after one year from the Closing date.  For purposes of this
Section 4.03 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this
Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant.  Neither the Buyer nor the Sellers shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the one year from the Closing, serve written notice on a Defendant, with a copy to the Defendant's counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.
ARTICLE V
COVENANTS OF THE PARTIES
	Section 5.01.  Conduct of business prior to Closing.
	(a)  From September 13, 1998 (letter-of-intent date) to the
Closing, each of BN, SPC and MM has conducted and will conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to Buyer the services of the Company's present employees, agents and independent contractors, (iii) to preserve for the benefit of the Buyer the goodwill of suppliers, customers, distributors, creditors and others having business relations with it, and (iv) to cooperate and use reasonable efforts to assist the Buyer in obtaining the consent of any creditor where the consent of such creditor may be required by reason of the transactions contemplated hereby.
	(b)  From September 13, 1998 to the Closing, none of BN, SPC or
MM has, and shall not, without the Buyer's prior written approval, (i) disposed of any material assets, (ii) engaged in any transactions outside their respective normal business, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of assets by the respective company, sale of equity securities or merger, consolidation or combination with any company or enterprise, (iii) grant any salary or compensation increase to any employee exceeding three percent of annual salary or
compensation in effect at May 18, 1998, (iv) make any commitment for capital expenditures, other than as disclosed to the Buyer and approved by it, or (v) issue, sell, grant or otherwise distribute any equity securities or any security or instrument which is convertible into or exercisable for the purchase of the respective company's equity securities.
	Section 5.02. Conduct of the Sellers prior to Closing,   The Sellers
will not directly or indirectly, solicit, entertain or encourage inquiries or proposals or enter into negotiation or agreement with any third party for sale of the Stock, for sale of equity securities, business or assets, or any part thereof, by either themselves or by any or all of BN, SPC and MM or for the merger, consolidation or combination of any or all of BN, SPC and MM with any company or enterprise.
	Section 5.03. Notice of changes in information. Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.
	Section 5.04. Notice of extraordinary changes. The Sellers shall advise the Buyer with respect to any of the following outside of ordinary course of business of BN, of SPC or of MM, or which are materially adverse: (i) the entering into and cancellation or breach of contracts, agreements, commitments or other understandings or arrangements to which the Company is a party, including, without limitation, purchase orders for any item of inventory and commitments for capital expenditures or improvements, orderly and gradual discontinuance or particular items or (ii) any changes in purchasing, pricing or selling policy (including, without limitation, selling merchandise at discounts); provided, however, that not withstanding anything contained in this subsection (c) the Sellers, BN and SPC will not take or fail to take any action that, in the Company's reasonable judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against either or both BN or SPC, or is likely to result in losses to either company, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by the Company of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by the Buyer).
	Section 5.05. Access to Information and Documents. Upon reasonable notice and during regular business hours, the BN, SPC and MM will give the Buyer, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records, will furnish copies of such documents (certified by officers, if so requested), and will provide the Buyer, its attorneys, accountants and other representatives with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as it may from time to time request, and will not omit any material information; provided, that all things delivered or provided under this Section shall remain the property of the Sellers and the Buyer will not improperly disclose or use the same prior to the Closing.
Any such furnishing of such information or any investigation shall not affect the Buyer's right to rely on the Sellers' representations and warranties made in this Agreement or in connection herewith or pursuant hereto.
	Section 5.06. Cooperation by the parties. Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
	Section 5.07.  The Sellers as employees after Closing.  The
Sellers, individually, will enter into employment agreements with either the Buyer or with BN.
	Section 5.08. Special covenant with respect to loans and factored accounts. Following completion of an independent audit of BN's financial statements, the Buyer will issue to Mr. Marcus registered shares of the Buyer's common stock, the number thereof determined dividing the amount BN owes Mr. Marcus for loans and factored accounts at the Closing Date, as verified by the independent auditors, by the average of the closing asked quotation(s) for Chronicle's shares on the OTC Bulletin Board over the five day period ending the day of the final report by the independent auditors. This special provision shall not in any way be deemed to be part of the consideration for the sale and purchase of BN as provided in Sections
2.01 and 2.02, but it shall be a covenant separate and apart and unrelated to the such sale and purchase, providing that this covenant shall be of no force and effect in the event the purchase and sale is not Closed.
ARTICLE VI
SECURITIES LAW MATTERS AND STATUS OF CHRONICLE STOCK
	Section 6.01. Unregistered Chronicle Stock. The Sellers acknowledges that the Chronicle Stock to be delivered at the Closing has not and will not be registered under the federal Securities Act of 1933, as amended, ("Securities Act") and the securities laws of the Sellers' state of residence, and that it is not transferable, except as permitted under various exemptions contained in the Securities Act and applicable state securities law. The provisions contained in the following sections are intended to ensure compliance with the Securities Act and applicable state securities law.
	Section 6.02. No transfers in violation of Securities Act. The Sellers will not offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of the Buyer's common stock, except after full compliance with all of the applicable provisions of the Securities Act and applicable state securities law.
	Section 6.03. Investment intent. Each of the Sellers represents and warrants to and covenants with the Buyer that he is acquiring
Chronicle Stock for his own account for investment, and not with a view to resale or other distribution; that he currently has no intention of selling, assigning, transferring, pledging, hypothecating or otherwise disposing of all or any part thereof at any particular time, for any particular price, or on the happening of any particular event or circumstance; and he acknowledges that the Buyer is relying on the truth and accuracy of the covenants, warranties and representations of the Sellers in issuing Buyer's common stock without first registering it under the Securities Act.
	Section 6.04. Conditions to sale and investment legend on certificates. Each of the Sellers agrees not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any of the Chronicle Stock or two years following the Closing, unless and until
(i) he has delivered to the Buyer a written legal opinion in form and substance satisfactory to counsel for the Buyer to the effect that the disposition is permissible under the terms of the Securities Act; (ii) the Buyer has complied with the registration and prospectus delivery requirements of the Securities Act for the resale of the Chronicle
Stock; or (iii) beginning one year after the Closing and ending two years after the Closing, he has presented to the Buyer satisfactory evidence, in the opinion of the Buyer's counsel, that the transfer will comply with Rule 144 under the Securities Act. The Sellers further agree that the certificates evidencing the Chronicle Stock shall contain the following legend:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF Securities AND IS A "RESTRICTED SECURITY" AS
DEFINED UNDER SAID ACT.  ACCORDINGLY, NEITHER THIS
SECURITY NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR
SALE, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED,
EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE ABSENCE OF
AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY
UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO
THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED and any additional legend required by the laws of the Sellers' state of residence. The Sellers acknowledges the Buyer will also place a "stop transfer" order against any transfer of the Chroncicle Stock until one of the conditions set forth in this section has been met.
	Section 6.05. Indemnification by the Sellers. If at any time in the future, a Seller should offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any of the Chronicle Stock without registration under the Securities Act, unless an exemption from registration is available, that Seller agrees to indemnify and hold harmless the Buyer against and from any and all claims, liabilities, penalties, costs and expenses which may be asserted against or suffered by the Buyer as a result of the disposition.
	Section 6.06. Future registrations. If the Buyer registers securities under the Securities Act, the Buyer will include the Chronicle Stock then held by the Sellers in the registration statement, provided that including the Buyer's common stock for sale by the Sellers pursuant to the registration statement shall be subject to the approval of the Buyer's investment banker or underwriter and the agreement by the Sellers to reasonable volume and other limitations required or desirable to maintain an orderly market.
	Section 6.07. State securities law. The Closing is subject to any and all requirements of the laws of the Buyer's and the Sellers' respective states of residence applying to the offer and sale of securities therein. In no event shall any party be liable to anyone for failure to sell or issue its securities pursuant to this Agreement, unless and until all applicable requirements of the law of the applicable state of the recipient's residence relating to the offer and sale have been satisfied.


ARTICLE VII
FEDERAL INCOME TAX MATTERS AND ACCOUNTING TREATMENT
	Section 7.01. Parties responsible. Each party will be responsible for obtaining advice on the federal income tax consequences of this Agreement to such party and paying any tax incurred as a result thereof.
	Section 7.02. Accounting treatment. The parties intend the sale and purchase of the Stock to be treated as a "pooling transaction" for purposes of GAAP.
ARTICLE VIII
TERMINATION PRIOR TO CLOSING
	Section 8.01.  Termination For Default.
	(a) The Buyer may, by notice to the Sellers given in the manner provided below on or at any time prior to the Closing date, terminate this Agreement if default shall be made by the Sellers in the observance or in the due and timely performance of any of the covenants and agreements contained, made by or imposed upon it, or material breach of or default in any representation or warranty made by the Sellers, in this Agreement, if the breach or default has not been fully cured within fifteen days after receipt of the notice specifying the breach or default.
	(b) The Sellers may, by notice to the Buyer given in the manner provided below on or at any time prior to the Closing date, terminate this Agreement if default shall be made by the Buyer in the observance or in the due and timely performance of any of its covenants and agreements contained in, made by or imposed upon it, or material breach of or default in any representation or warranty made by the Sellers or the Company, in this Agreement, if the breach or default has not been fully cured within fifteen days after receipt of the notice specifying the breach or default.
	(c) Notwithstanding Section 2.07, the party giving notice of the other party's default, if the default is not cured as provided in subsection (a) or (b), above, will be entitled to recover its costs incurred in connection with this Agreement.
	Section 8.02. Termination for failure to Close. If the Closing does not occur by September 30, 1998, either Buyer or Sellers, if the party is not then in default in the observance or in the due or timely performance of any covenants and conditions under this Agreement, may at any time terminate this Agreement by giving written notice to the other.
	Section 9.03. Termination for material adverse change. The Buyer may, at its option, terminate this Agreement prior to the Closing if the business or assets of BN, of SPC or of MM has suffered any material damage, destruction or loss (whether or not covered by insurance) or if there shall occur a material adverse change in either company's business or prospects (financial and otherwise) from and after the date of the Company's most recent financial statements delivered to the Buyer.
ARTICLE IX
NOTICES
	Section 9.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered
(excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified
U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.
	Section 9.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:
 As to Sellers:  Kenneth W. McCleave
                 9401 Oak Street
                 Riverview, Florida 33569
                 James G. Marcus
                 2236 Manor Boulevard
                 Clearwater, Florida 34625
 Copy To:        Daniel L. Hefner
                 2600 Williams Road
                 Brandon, Florida 33510

As to the Buyer: Mr. John V. Whitman, Jr.,
                 President
                 Chroncile Communications, Inc.
                 P.O. Box 756
                 Cairo, Georgia 31728
 Copy to:        Jackson L. Morris, Esq.
                 3116 West North A Street
                 Tampa, Florida 33609

	Section 9.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.
ARTICLE X
LEGAL AND OTHER COSTS
	Section 10.01. Party entitled to recover. In the event that any party (the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.
	Section 10.02. Interest. In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1.5% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.

ARTICLE XI
MISCELLANEOUS
	Section 11.01. Effective date. The effective date of this Agreement shall be the date set forth in the first paragraph of this Agreement, subject to any conditions set forth herein.
	Section 11.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.
	Section 11.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.
	Section 11.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.
	Section 11.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the another party by reason of such party having drafted such provision.
The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.
	Section 11.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.
	Section 11.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.
	Section 11.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies).
This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties)
and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.
	Section 11.09. Arbitration. Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be granted only by a court of competent jurisdiction, shall be settled by binding arbitration in Tallahassee, Florida by a panel of three arbitrators in accordance with the rules of the
American Arbitration Association; provided, that the rules of discovery of the U.S. District Court with jurisdiction of the situs of the arbitration shall apply. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.
	Section 11.10. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to  arbitration as provided in Section 11.12 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Florida in and for Hillsborough County and in
the United States District Court for the Middle District of Florida, Tampa Division, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.
	Section 11.11. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).
	IN WITNESS WHEREOF, the corporate party hereto has caused this Agreement to be signed by its officers thereunto duly authorized and its corporate seal to be hereunto affixed, and the individual parties have signed this Agreement, all parties delivering this Agreement to the other parties, the day and year first above written.
[Corporate Seal]      Chronicle Communcations, Inc.
Attest:               By:  /s/  John V. Whtiman, Jr.
                                John V. Whitman, Jr., President

                           /s/  Jackson L. Morris
                                Jackson L. Morris, Secretary

                           /s/  Kenneth W. McCleave    [L.S.]
                                Kenneth W. McCleave

                           /s/  James G. Marcus    [L.S.]
                                James G. Marcus

Page 12 of 16 pages, plus Exhibits and Schedules